UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2015

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50, New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2015, Forex Trading, LLC (“Seller”), a subsidiary FXCM Inc. (the Company”), entered into a share purchase agreement (the "Share Purchase Agreement"), pursuant to which it agreed to sell all of the issued and outstanding equity interests of FXCM Asia Limited (“FXCM Hong Kong”) to Rakuten Securities, Inc. (“Rakuten Sec”), for a purchase price of approximately $36 million (the “Transaction”), subject to final adjustments based on FXCM Hong Kong’s net assets at closing.

The Share Purchase Agreement contains customary representations, warranties and covenants by Rakuten Sec and the Seller, including representations, warranties and covenants made by the Seller with respect to FXCM Hong Kong. The Transaction is expected to close during Q3, subject to the satisfaction of customary closing conditions.

Upon closing, Rakuten will enter into a white label agreement with FXCM which will provide access to FXCM’s trading platform and brand for its Hong Kong clients.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated May 28, 2015, issued by FXCM Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.
By:	/s/ David. S. Sassoon
	Name:	David S. Sassoon
	Title:	General Counsel

Date: May 28, 2015